Exhibit 10.16

AMENDMENT NO. 1 TO THE

SUBSCRIPTION AGREEMENT

This Amendment No. 1 to the Subscription Agreement (this “Amendment No. 1”) is made and entered into as of August 19, 2025, by and between Portage Biotech Inc., a company formed under the laws of the British Virgin Islands (the “Company”), and Compedica Holdings Limited, a company formed under the laws of the Isle of Man (“Compedica”).

RECITALS

WHEREAS, the Company and Compedica are party to that certain Subscription Agreement, dated as of June 5, 2025 (the “Subscription Agreement”);

WHEREAS, pursuant to Section 10(d) of the Subscription Agreement, the Subscription Agreement may be amended only by a writing executed by all parties;

WHEREAS, the Company and Compedica wish to amend the Subscription Agreement as set forth in this Amendment No. 1; and

WHEREAS, the Company intends to register for resale certain of its securities pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended, in connection with a potential transaction (the “Upcoming Registration Statement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the Company and Compedica hereby agree as follows:

AGREEMENT

1.               Amendment to Section 7(b). Section 7(b) of the Subscription Agreement is hereby amended effective immediately by deleting the Section in its entirety and replacing with the following:

“(b) [Reserved]”

2.               Amendment to Section 8. Section 8 of the Subscription Agreement is hereby amended effective immediately by deleting the Section in its entirety and replacing with the following:

“Section 8. [Reserved]”

3.               Acknowledgement of Registration. The Company hereby agrees to register the Portage Shares (as defined in the Subscription Agreement) for resale under the Upcoming Registration Statement in full satisfaction of its obligations under Section 7(c) of the Subscription Agreement. Compedica hereby agrees that such registration will satisfy in full any current and future obligations of the Company under Section 7(c) of the Subscription Agreement.

4.               Expense Reimbursement.

(a)	Within 3 calendar days of the date of this Amendment No. 1, the Company shall pay to Compedica US$50,000 in cash, representing the total reimbursable expenses contemplated by Section 10(a) of the Subscription Agreement; and

(b)	Within 3 calendar days of the date of this Amendment No. 1, the Company shall pay to Compedica US$15,000 in cash to reimburse Compedica for legal and professional expenses incurred (a) in the finalization of this Amendment No. 1, and (b) in the last 60 days in contemplation of (i) a distribution agreement between the parties, and (ii) a potential merger between the Company and Compedica.

Payment of the fees contemplated by this Section 4 shall be in full satisfaction of all amounts due by the Company to Compedica pursuant to the Subscription Agreement.

5.               Termination. This Amendment No. 1 (other than Section 4) shall be of no further force and effect if the transactions contemplated by that certain Securities Purchase Agreement, dated as of even date herewith, are not consummated on or before the tenth (10th) trading day following the date hereof.

6.               No Further Amendment. Except as expressly provided by this Amendment No. 1, the Subscription Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and reaffirmed. Except as expressly set forth in this Amendment No. 1, no other terms and conditions of the Subscription Agreement are hereby amended, modified, supplemented or waived.

7.               Execution. This Amendment No. 1 may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.

(Signature Pages Follow)

2

In Witness Whereof, the parties have executed this Amendment No. 1 to the Subscription Agreement as of the date first written above.

Portage Biotech Inc

By:	Alexander Pickett
Name: Alexander Pickett
Title: Chief Executive Officer

Compedica Holdings Limited

By:	Jamie Gibson
Name: Jamie Gibson
Title: Director